Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-4 of GigOptix, Inc. of our report dated July 31, 2008 relating to the financial statements of GigOptix-Helix Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers AG

Zurich, Switzerland

/s/ Stephen W. Williams Stephen W. Williams	/s/ Christy Burken Christy Burken

October 24, 2008